Exhibit 4.2

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

CLASS B NON-VOTING COMMON STOCK

Authorized Stock:
50,000,000 Shares of Class A Voting Common Stock, Par Value $.01
10,000,000 Shares of Class B Non-Voting Common Stock, Par Value $.01
10,000,000 Shares of Preferred Stock

CLASS B NON-VOTING COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Certificate Number
ZQ00000000

PROFESSIONAL
HOLDING CORP

Shares
000000***************
000000*************
****000000***************
*****000000**************
******000000*************

(HOLDING COMPANY FOR PROFESSIONAL BANK)

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

SEE REVERSE FOR CERTAIN DEFINITIONS

Is the record holder of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***

FULLY PAID AND NON-ASSESSABLE SHARES OF PROFESSIONAL HOLDING CORP. CLASS "B" VOTING COMMON STOCK

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and its Corporate Seal to be hereunto affixed.

President and Chief Executive Officer

Secretary

PROFESSIONAL HOLDING CORP. CORPORATE SEAL July 2014 FLORIDA

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

PROFESSIONAL HOLDING CORP
PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

PROFESSIONAL HOLDING CORP. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM -as tenants in common UNIF GIFT MIN ACT -Custodian (Cust) (Minor) TEN ENT -as tenants by the entireties under Uniform Gifts to Minors Act (State) JT TEN -as joint tenants with right of survivorship UNIF TRF MIN ACT -Custodian (until age.) and not as tenants in common (Cust) under Uniform Transfers to Minors Act (Minor) (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received, hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated: 20 Signature(s) Guaranteed: Medallion Guarantee StampTHE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.